Exhibit 3.5

State of Delaware

Office of Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “WORLD-WIDE VENTURES CORPORATION” FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 1992, AT 3 O’CLOCK P.M.

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Michael Rachford, Secretary of State
AUTHENTICATION:	*3422903
DATE:	04/22/1992

State of Delaware

Office of Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “WORLD-WIDE VENTURES CORPORATION FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 1992, AT 3 O CLOCK P.M.

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Michael Rachford, Secretary of State
AUTHENTICATION:	*3422903
DATE:	04/22/1992

CERTIFICATE OF INCORPORATION

OF

WORLDWIDE VENTURES CORPORATION

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1. The name of the corporation is World-Wide Ventures Corporation.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

K.A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
James A. Mcfale	10th & Market Streets Wilmington, DE 19801

Donald E. Davis	436 7th Avenue Pittsburgh, PA 15219

6. The corporation is to have perpetual existence.

7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stock-holders herein are granted subject to this reservation.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of April                     , 1992.

M. A. Brzoska
M. A. Brzoska

K. A. Widdoes
K. A. Widdoes

L. J. Vitalo
L. J. Vitalo